INDEPENDENT AUDITORS' REPORT
Board of Directors and Stockholders
The Pep Boys - Manny, Moe & Jack

We have audited the accompanying consolidated balance sheets of The
Pep Boys - Manny, Moe & Jack and subsidiaries as of February 2, 2002 and February 3, 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended February 2, 2002. Our audits also included the financial statement schedule, Valuation and Qualifying Accounts and Reserves, for the three years ended February 2, 2002. These financial statements and financial schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of The Pep Boys - Manny, Moe & Jack and subsidiaries as of February 2, 2002 and February 3, 2001, and the results of their operations and their cash flows for each of the three years in the period ended February 2, 2002, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
March 21, 2002
(July 31, 2002 As to Note 12)


CONSOLIDATED BALANCE SHEETS                                                   The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

                                                                                       February 2,                    February 3,
                                                                                             2002                           2001
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                           $    15,981                    $     7,995
  Accounts receivable, less allowance for
    uncollectible accounts of $725 and $639                                                18,052                         16,792
  Merchandise inventories                                                                 519,473                        547,735
  Prepaid expenses                                                                         42,170                         28,705
  Deferred income taxes                                                                    15,820                         25,409
  Other                                                                                    52,308                         50,401
  Assets held for disposal                                                                 16,007                         22,629
----------------------------------------------------------------------------------------------------------------------------------
           Total Current Assets                                                           679,811                        699,666
----------------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost:
  Land                                                                                    277,726                        278,017
  Buildings and improvements                                                              922,065                        918,031
  Furniture, fixtures and equipment                                                       583,918                        618,959
  Construction in progress                                                                 10,741                         15,032
----------------------------------------------------------------------------------------------------------------------------------
                                                                                        1,794,450                      1,830,039
  Less accumulated depreciation and amortization                                          676,964                        635,804
----------------------------------------------------------------------------------------------------------------------------------
           Total Property and Equipment                                                 1,117,486                      1,194,235
----------------------------------------------------------------------------------------------------------------------------------
Other                                                                                      15,355                         12,303
----------------------------------------------------------------------------------------------------------------------------------
           Total Assets                                                               $ 1,812,652                    $ 1,906,204
----------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                                                    $   216,085                    $   204,755
  Accrued expenses                                                                        241,273                        226,952
  Current maturities of convertible debt                                                        -                        158,555
  Current maturities of long-term debt                                                    124,615                            197
----------------------------------------------------------------------------------------------------------------------------------
           Total Current Liabilities                                                      581,973                        590,459
----------------------------------------------------------------------------------------------------------------------------------
Long-term debt, less current maturities                                                   544,418                        654,194
Deferred income taxes                                                                      64,027                         66,192
Deferred gain on sale leaseback                                                             4,444                            593
Commitments and Contingencies
Stockholders' Equity:
  Common stock, par value $1 per share:  Authorized 500,000,000 shares;
      Issued 63,910,577                                                                    63,911                         63,911
  Additional paid-in capital                                                              177,244                        177,244
  Retained earnings                                                                       601,944                        581,668
 ----------------------------------------------------------------------------------------------------------------------------------
                                                                                          843,099                        822,823
  Less cost of shares in treasury - 10,284,446 and 10,454,644 shares                      166,045                        168,793
  Less cost of shares in benefits trust - 2,195,270 shares                                 59,264                         59,264
----------------------------------------------------------------------------------------------------------------------------------
           Total Stockholders' Equity                                                     617,790                        594,766
----------------------------------------------------------------------------------------------------------------------------------
           Total Liabilities and Stockholders' Equity                                 $ 1,812,652                    $ 1,906,204
----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS                                         The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

                                                                        February 2,            February 3,             January 29,
Year ended                                                                    2002                   2001                    2000
----------------------------------------------------------------------------------------------------------------------------------
Merchandise Sales                                                       $1,765,314             $1,957,480              $1,954,010
Service Revenue                                                            418,401                460,988                 440,523
----------------------------------------------------------------------------------------------------------------------------------
Total Revenues                                                           2,183,715              2,418,468               2,394,533
----------------------------------------------------------------------------------------------------------------------------------
Costs of Merchandise Sales                                               1,250,408              1,505,442               1,415,053
Costs of Service Revenue                                                   315,911                381,175                 356,445
----------------------------------------------------------------------------------------------------------------------------------
Total Costs of Revenues                                                  1,566,319              1,886,617               1,771,498
----------------------------------------------------------------------------------------------------------------------------------
Gross Profit from Merchandise Sales                                        514,906                452,038                 538,957
Gross Profit from Service Revenue                                          102,490                 79,813                  84,078
----------------------------------------------------------------------------------------------------------------------------------
Total Gross Profit                                                         617,396                531,851                 623,035
----------------------------------------------------------------------------------------------------------------------------------
Selling, General and Administrative
  Expenses                                                                 513,946                559,883                 528,838
----------------------------------------------------------------------------------------------------------------------------------
Operating Profit (Loss)                                                    103,450                (28,032)                 94,197

Non-operating Income                                                         4,289                  2,245                   2,327

Interest Expense                                                            51,335                 57,882                  51,557
----------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) Before Income Taxes                                         56,404                (83,669)                 44,967

Income Tax Expense (Benefit)                                                20,304                (30,521)                 15,664
----------------------------------------------------------------------------------------------------------------------------------
Net Earnings (Loss) Before Extraordinary Items                              36,100                (53,148)                 29,303
Extraordinary Items, Net of Tax of $(430) and $1,180                          (765)                 2,054                       -
Net Earnings (Loss)                                                     $   35,335             $  (51,094)             $   29,303
----------------------------------------------------------------------------------------------------------------------------------
Basic Earnings (Loss) per Share:
  Before Extraordinary Items                                            $      .70             $    (1.04)             $      .58
  Extraordinary Items, Net of Tax                                             (.01)                   .04                       -
---------------------------------------------------------------------------------------------------------------------------------
Basic Earnings (Loss) per Share                                         $      .69             $    (1.00)             $      .58
---------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings (Loss) per Share:
  Before Extraordinary Items                                            $      .69             $    (1.04)             $      .58
  Extraordinary Items, Net of Tax                                             (.01)                   .04                       -
---------------------------------------------------------------------------------------------------------------------------------
Diluted Earnings (Loss) per Share                                       $      .68             $    (1.00)             $      .58
---------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY                                The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)
                                                                                                Accumulated
                                                    Additional                                        Other                  Total
                                     Common Stock     Paid-in   Retained    Treasury Stock    Comprehensive Benefits Stockholders'
                                    Shares   Amount   Capital   Earnings  Shares       Amount        Income    Trust        Equity
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 30, 1999        63,847,640  $63,848   $175,940 $636,475                          $(4,210)  $(60,269)     $811,784

Comprehensive income -
  Net earnings                                                    29,303
  Minimum pension liability
    adjustment, net of tax                                                                          4,210
  Total comprehensive income                                                                                                33,513

Cash dividends ($.27 per share)                                  (13,693)                                                  (13,693)
Repurchase of treasury stock                                        (410) (11,276,698) $(182,065)              1,005      (181,470)
Exercise of stock options
  and related tax benefits           27,630       28        774   (1,795)     495,000      7,991                             6,998
Dividend reinvestment plan           35,307       35        533     (393)      60,490        977                             1,152
-----------------------------------------------------------------------------------------------------------------------------------
Balance, January 29, 2000        63,910,577   63,911    177,247  649,487  (10,721,208)  (173,097)       -    (59,264)      658,284

Comprehensive income -
  Net loss                                                       (51,094)                                                  (51,094)

Cash dividends ($.27 per share)                                  (13,793)                                                  (13,793)
Dividend reinvestment plan                                   (3)  (2,932)     266,564      4,304                             1,369
-----------------------------------------------------------------------------------------------------------------------------------
Balance, February 3, 2001        63,910,577   63,911    177,244  581,668  (10,454,644)  (168,793)       -    (59,264)      594,766

Comprehensive income -
  Net earnings                                                    35,335                                                    35,335

Cash dividends ($.27 per share)                                  (13,864)                                                  (13,864)
Exercise of stock options
  and related tax benefits                                           (94)      17,000        275                               181
Dividend reinvestment plan                                        (1,101)     153,198      2,473                             1,372
-----------------------------------------------------------------------------------------------------------------------------------
Balance, February 2, 2002        63,910,577  $63,911   $177,244 $601,944  (10,284,446) $(166,045) $     -   $(59,264)     $617,790
-----------------------------------------------------------------------------------------------------------------------------------


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS                                            The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

                                                                         February 2,             February 3,           January 29,
Year ended                                                                     2002                    2001                  2000
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities:
     Net Earnings (Loss)                                                $   35,335               $ (51,094)             $  29,303
     Adjustments to Reconcile Net Earnings (Loss) to Net Cash
       Provided by Operating Activities:
        Extraordinary item, net of tax                                         765                  (2,054)                     -
        Depreciation and amortization                                       84,693                  99,308                 97,012
        Deferred income taxes                                                7,424                 (24,575)                 2,223
        Accretion of bond discount                                           3,256                   6,425                  6,493
        Loss on assets held for disposal                                     2,349                  53,740                      -
        Loss on asset impairment                                                 -                   5,735                      -
        (Gain) loss from sale of assets                                     (1,116)                  3,651                   (538)
     Changes in operating assets and liabilities:
        (Increase) decrease in accounts receivable, prepaid expenses
           and other                                                       (18,726)                  9,802                (12,096)
        Decrease (increase) in merchandise inventories                      28,262                  35,163                (55,501)
        Increase (decrease) in accounts payable                             11,330                (115,311)                79,675
        Increase (decrease) in accrued expenses                             14,321                  (1,199)                32,810
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash Provided by Operating Activities                       167,893                  19,591                179,381
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Investing Activities:
        Capital expenditures                                               (25,464)                (57,336)              (104,446)
        Proceeds from sales of assets                                       26,760                  14,380                  2,479
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash Provided by (Used in) Investing Activities               1,296                 (42,956)              (101,967)
-----------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities:
        Net (payments) borrowings under line of credit
          agreements                                                       (56,876)                117,535                 10,000
        Reduction of long-term debt                                        (18,482)                (75,028)                  (170)
        Reduction of convertible debt                                     (161,056)                (17,208)               (72,294)
        Net proceeds from issuance of notes                                 87,522                       -                 76,000
        Dividends paid                                                     (13,864)                (13,793)               (13,693)
        Purchase of treasury shares                                              -                       -               (181,470)
        Proceeds from exercise of stock options                                181                       -                  6,998
        Proceeds from dividend reinvestment plan                             1,372                   1,369                  1,152
-----------------------------------------------------------------------------------------------------------------------------------
           Net Cash (Used in) Provided by Financing Activities            (161,203)                 12,875               (173,477)
-----------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash                                              7,986                 (10,490)               (96,063)
Cash and Cash Equivalents at Beginning of Year                               7,995                  18,485                114,548
-----------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                                $   15,981              $    7,995              $  18,485
-----------------------------------------------------------------------------------------------------------------------------------
Supplemental Disclosure of Cash Flow Information:
     Income taxes paid                                                  $    6,570              $        -              $       -
     Interest paid, net of amounts capitalized                              47,081                  53,415                 43,449
-----------------------------------------------------------------------------------------------------------------------------------

See notes to consolidated financial statements.

THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years ended February 2, 2002, February 3, 2001 and January 29, 2000 (dollar amounts in thousands, except per share amounts)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS The Pep Boys-Manny, Moe & Jack and subsidiaries (the "Company") is engaged principally in the retail sale of automotive parts and accessories, automotive maintenance and service and the installation of parts through a chain of stores at February 2, 2002. The Company currently operates stores in 36 states and Puerto Rico.

FISCAL YEAR END The Company's fiscal year ends on the Saturday nearest to January 31. Fiscal years 2001 and 1999 were comprised of 52 weeks, while fiscal year 2000 was comprised of 53 weeks.

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

USE OF ESTIMATES The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

MERCHANDISE INVENTORIES Merchandise inventories are valued at the lower of cost (last-in, first-out) or market. If the first-in, first-out method of valuing inventories had been used by the Company, the inventory valuation difference would have been immaterial on both February 2, 2002 and February 3, 2001.

CASH AND CASH EQUIVALENTS Cash equivalents include all short-term, highly liquid investments with a maturity of three months or less when purchased.

PROPERTY AND EQUIPMENT Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives: building and improvements, 5 to 40 years; furniture, fixtures and equipment, 3 to 10 years.

SOFTWARE CAPITALIZATION In 1998, the Company adopted Statement of Position
(SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." In accordance with this standard, certain direct development costs associated with internal-use software are capitalized, including external direct costs of material and services, and payroll costs for employees devoting time to the software projects. These costs are amortized over a period not to exceed five years beginning when the asset is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred.

CAPITALIZED INTEREST Interest on borrowed funds is capitalized in connection with the construction of certain long-term assets. Capitalized interest amounted to $1, $489 and $1,098 in fiscal years 2001, 2000 and 1999, respectively.

REVENUE RECOGNITION The Company recognizes revenue from the sale of merchandise at the time the merchandise is sold. Service revenues are recognized upon completion of the service. The Company records revenue net of an allowance for estimated future returns. Return activity is immaterial to revenue and results of operations in all periods presented.

SERVICE REVENUE Service revenue consists of the labor charge for installing merchandise or maintaining or repairing vehicles, excluding the sale of any installed parts or materials.

COSTS OF REVENUES Costs of merchandise sales include the cost of products sold, buying, warehousing and store occupancy costs. Costs of service revenue include service center payroll and related employee benefits and service center occupancy costs. Occupancy costs include utilities, rents, real estate and property taxes, repairs and maintenance and depreciation and amortization expenses.

PENSION EXPENSE The Company reports all information on its pension and savings plan benefits in accordance with Statement of Financial Accounting Standards
(SFAS) No. 132, "Employers' Disclosure about Pensions and Other Postretirement Benefits."

INCOME TAXES The Company uses the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under the liability method, deferred income taxes are determined based upon enacted tax laws and rates applied to the differences between the financial statement and tax bases of assets and liabilities.

ADVERTISING The Company expenses the production costs of advertising the first time the advertising takes place. The Company nets cooperative advertising reimbursements against costs incurred. Net advertising expense for fiscal years 2001, 2000 and 1999 was $6,828, $0 and $346, respectively. No advertising costs were recorded as assets as of February 2, 2002 or February 3, 2001.

STORE OPENING COSTS The costs of opening new stores are expensed as incurred.

IMPAIRMENT OF LONG-LIVED ASSETS The Company accounts for impaired long-lived assets in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This standard prescribes the method for asset impairment evaluation for long-lived assets and certain identifiable intangibles that are either held and used or to be disposed of. The Company evaluates the ability to recover long-lived assets whenever events or circumstances indicate that the carrying value of the asset may not be recoverable. In the event assets are impaired, losses are recognized to the extent the carrying value exceeds the fair value. In addition, the Company reports assets to be disposed of at the lower of the carrying amount or the fair market value less selling costs.

During fiscal year 2000, the Company, as a result of its ongoing review of the performance of its stores, identified certain stores whose cash flow trend indicated that the carrying value may not be fully recoverable. An impairment charge of $5,735 was recorded for these stores in costs of merchandise sales on the consolidated statement of operations. The charge reflects the difference between carrying value and fair value. Fair value was based on sales of similar assets or other estimates of fair value developed by Company management.

EARNINGS PER SHARE Earnings per share for all periods have been computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share is computed by dividing earnings by the weighted average number of common shares outstanding during the year. Diluted earnings per share is computed by dividing earnings by the weighted average number of common shares outstanding during the year plus the assumed conversion of dilutive convertible debt and incremental shares that would have been outstanding upon the assumed exercise of dilutive stock options.

ACCOUNTING FOR STOCK-BASED COMPENSATION The Company adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted by SFAS No. 123, the Company is accounting for employee stock-based compensation plans in accordance with Accounting Principles Board (APB)
Opinion No. 25, "Accounting for Stock Issued to Employees," incorporating the guidance of Financial Accounting Standards Board (FASB) Interpretation No.
(FIN) 44 "Accounting for Certain Transactions involving Stock Compensation" and Emerging Issues Task Force (EITF) 00-23 "Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FIN 44" and has provided disclosures required by SFAS No. 123.

COMPREHENSIVE INCOME Comprehensive income is reported in accordance with SFAS No. 130, "Reporting Comprehensive Income." Other comprehensive income includes minimum pension liability adjustments.

ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137 and SFAS No. 138. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company has adopted this statement in the first quarter of fiscal 2001 with no material effect on its consolidated financial statements.

SEGMENT INFORMATION The Company reports segment information in accordance with SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." The Company operates in one industry, the automotive aftermarket. In accordance with SFAS No. 131, the Company aggregates all of its stores and reports one operating segment. Sales by major product categories are as follows:

Year ended                    Feb. 2, 2002         Feb. 3, 2001           Jan. 29, 2000
----------------------------------------------------------------------------------------
Parts and Accessories           $1,403,775           $1,547,020              $1,571,445
Tires                              361,539              410,460                 382,565
----------------------------------------------------------------------------------------
Total Merchandise Sales          1,765,314            1,957,480               1,954,010

Service                            418,401              460,988                 440,523
----------------------------------------------------------------------------------------
Total Revenues                  $2,183,715           $2,418,468              $2,394,533
========================================================================================

Parts and accessories includes batteries, new and rebuilt parts, chemicals, mobile electronics, tools, and various car, truck, van and sport utility vehicle accessories as well as other automotive related items. Service consists of the labor charge for installing merchandise or maintaining or repairing vehicles.

RECENT ACCOUNTING PRONOUNCEMENTS In 2001, the EITF issued EITF 01-09, "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)." This pronouncement deals with accounting for certain types of sales incentives and other consideration offered by companies to their customers. This guidance is effective in fiscal years beginning after December 15, 2001. The Company has analyzed the impact of the adoption of this statement and it will not have a material effect on the Company's consolidated financial statements upon its adoption on February 3, 2002.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This SFAS supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the Disposal of a Segment of a Business." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The Company has analyzed the impact of the adoption of this statement and it will not have a material effect on the Company's consolidated financial statements upon its adoption on February 3, 2002.

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 addresses accounting standards for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs and is effective for fiscal years beginning after June 15, 2002. The Company is in the process of analyzing the impact of the adoption of this statement on its consolidated financial statements.

In June 2001, the FASB issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." Under SFAS 141, all business combinations should be accounted for using the purchase method of accounting; use of the pooling-of-interests method is prohibited. The provisions of the statement apply to all business combinations initiated after June 30, 2001. SFAS 142 applies to all acquired intangible assets whether acquired singly, as part of a group, or in a business combination. Adoption of SFAS 142 will result in ceasing amortization of goodwill. All of the provisions of the statement are effective in fiscal years beginning after December 15, 2001 to all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. The Company has analyzed the impact of the adoption of this statement and it will not have a material effect on the Company's consolidated financial statements upon its adoption on February 3, 2002.

In September 2000, the EITF issued EITF 00-23, "Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FIN 44." This pronouncement addressed practice issues and questions related to accounting for stock compensation primarily under APB No. 25 and FIN 44. The Company has incorporated the guidance provided by the interpretation with no material effect on its consolidated financial statements.

In June 2000, the FASB issued FIN 44, "Accounting for Certain Transactions involving Stock Compensation." This interpretation provides additional guidance for APB No. 25, "Accounting for Stock Issued to Employees." The Company has incorporated the guidance provided by the interpretation with no material effect on its consolidated financial statements.

RECLASSIFICATIONS Certain reclassifications have been made to the prior years' consolidated financial statements to provide comparability with the current year's presentation.

NOTE 2 - DEBT

SHORT-TERM BORROWINGS In fiscal 2001, the Company had no short-term borrowing lines. In the third quarter of fiscal 2000, the Company, in conjunction with the acquiring of a new long-term revolving credit agreement, terminated its short-term borrowing line. The Company did have short-term borrowings during fiscal 2000 and the average and maximum month end balances were $4,232 and $13,000, respectively.


LONG-TERM DEBT
------------------------------------------------------------------------------------------------------------

                                                         February 2, 2002                 February 3, 2001
------------------------------------------------------------------------------------------------------------
Medium-term notes, 6.4% to 6.7%, due
   November 2004 through September 2007                          $144,005                         $144,005

Medium-term notes, 6.7% to 6.9%, due
   March 2004 through March 2006                                  100,000                          100,000

7% notes due June 2005                                            100,000                          100,000

6.92% Term Enhanced ReMarketable Securities,
   due July 2017                                                  100,000                          100,000

6.625% notes due May 2003                                          75,000                           75,000

Senior Secured Credit Facility,
   due July 2003 and July 2006                                     71,625                                -

Revolving credit agreement                                         70,842                          127,718

Other notes payable, 3.8% to 8%                                     7,561                            7,668
------------------------------------------------------------------------------------------------------------
                                                                  669,033                          654,391
Less current maturities                                           124,615                              197
------------------------------------------------------------------------------------------------------------

Total long-term debt                                             $544,418                         $654,194
------------------------------------------------------------------------------------------------------------

In June 2001, the Company obtained $90,000 in a Senior Secured Credit Facility. The Facility, which is secured by certain equipment and real estate with a total book value as of February 2, 2002 of $108,633, was issued in two tranches. Tranche A is a term loan for $45,000 with an interest rate based on London Interbank Offered Rate (LIBOR) plus 3.65%. Tranche A is structured as a two-year term loan payable in equal installments with the final payment due in 2003. The weighted average interest rate on Tranche A was 6.7% at February 2, 2002. Tranche B is a term loan for $45,000 with an interest rate of LIBOR plus 3.95%. Tranche B is structured as a five-year term loan payable in equal installments with the final payment due in 2006. The weighted average interest rate on Tranche B was 6.9% at February 2, 2002. The Senior Secured Credit Facility is subject to certain financial covenants.

In September 2000, the Company entered into a new revolving credit agreement. The new revolving credit agreement provides up to $225,000 of borrowing availability, which is collateralized by inventory and accounts receivable. Funds may be drawn and repaid anytime prior to September 10, 2004. Sixty days prior to each anniversary date, the Company may request and, upon agreement with the bank, extend the maturity of this facility an additional year. The interest rate on any loan is equal to the LIBOR plus 1.75%, and increases in 0.25% increments as the excess availability falls below $50,000. The revolver is subject to certain financial covenants. This revolver replaces the previous revolver the Company had with nine major banks, which provided up to $200,000 in borrowings. The Company recorded an after-tax extraordinary charge related to the extinguishment of its previous revolving credit agreement of $931. The weighted average interest rate on borrowings under the revolving credit agreement was 6.2% and 8.5% at February 2, 2002 and February 3, 2001, respectively.

In February 1998, the Company established a Medium-Term Note program which permitted the Company to issue up to $200,000 of Medium-Term Notes. Under this program the Company sold $100,000 principal amount of Senior Notes, ranging in annual interest rates from 6.7% to 6.9% and due March 2004 and March 2006. Additionally, in July 1998, under this note program, the Company sold $100,000 of Term Enhanced ReMarketable Securities with a stated maturity date of July 2017. The Company also sold a call option with the securities, which allows the securities to be remarketed to the public in July 2006 under certain circumstances. If the securities are not remarketed, the Company will be obligated to repay the principal amount in full in July 2017. The level yield to maturity on the securities is approximately 6.85% and the coupon rate is 6.92%.

Between July and October 1997, the Company issued $150,000 in Medium-Term Notes with interest rates of 6.4% to 6.7% and maturity dates from November 2004 through September 2007. $50,000 of this debt is redeemable at the option of the holder on July 16, 2002 and $49,000 is redeemable at the option of the holder on September 19, 2002.

In June 2000, the Company repurchased $5,995 face value of the $49,000 Medium-Term Note, which was redeemable at the option of the holder on September 19, 2002. The after-tax extraordinary gain was $960.

In the third quarter of 2001, the Company reclassed the $50,000 Medium-Term Note and the remaining $43,005 of the $49,000 Medium-Term Note to current liabilities on the consolidated balance sheet. These Medium-Term Notes are redeemable at the option of the holder on July 16, 2002 and September 19, 2002, respectively.

The other notes payable have a weighted average interest rate of 4.9% at February 2, 2002 and 5.4% at February 3, 2001, and mature at various times through August 2016. Certain of these notes are collateralized by land and buildings with an aggregate carrying value of approximately $7,260 and $7,398 at February 2, 2002 and February 3, 2001, respectively.



CONVERTIBLE DEBT
------------------------------------------------------------------------------------------------------------

                                                         February 2, 2002                 February 3, 2001
------------------------------------------------------------------------------------------------------------
Zero Coupon Convertible Subordinated Notes                       $      -                         $158,555
------------------------------------------------------------------------------------------------------------
                                                                        -                          158,555
   Less current maturities                                              -                          158,555
------------------------------------------------------------------------------------------------------------

Total long-term convertible debt                                 $      -                         $      -
------------------------------------------------------------------------------------------------------------



On September 20, 1996, the Company issued $271,704 principal amount
(at maturity) of Liquid Yield Option Notes (LYONs) with a price to the public of $150,000. The net proceeds to the Company were $146,250. The issue price of each such LYON was $552.07 and required no periodic payments of interest. The LYONs had a maturity date of September 20, 2011, at $1,000 per LYON, representing a yield to maturity of 4.0% per annum (computed on a semiannual bond equivalent basis).

In April 2000, the Company repurchased $30,200 face value of its LYONs at a price of $520 per LYON. The book value of the repurchased LYONs was $19,226 and the after-tax extraordinary gain was $2,025.

In May 2001, the Company repurchased $77,600 face value of its LYONs at a price of $649 per LYON. The book value of the repurchased LYONs was $51,517 and the after-tax extraordinary gain was $228.

In July 2001, the Company repurchased $3,000 face value of its LYONs at a price of $656 per LYON. The book value of the repurchased LYONs was $2,006.

In September 2001, the Company repurchased $159,702 face value of its LYONs which were redeemed at the option of the holder at a price of $673 per LYON. The book value of the repurchased LYONs was $107,475 and the after-tax extraordinary loss was $993.

In November 2001, the Company repurchased the remaining $1,202 face value of its LYONs which were redeemed for a price of $677 per LYON. The book value of the repurchased LYONs was $814.

Several of the Company's debt agreements require the maintenance of certain financial ratios and compliance with covenants. Approximately $36,133 of the Company's net worth was not restricted by these covenants as of February 2, 2002. The Company was in compliance with all such ratios and covenants at February 2, 2002.

The annual maturities, of all long-term debt for the next five years are $124,615 in 2002, $98,714 in 2003, $187,869 in 2004, $109,016 in 2005 and
$148,548 in 2006. These maturities include amounts for early redemption, which is at the option of the holders. Any compensating balance requirements related to all revolving credit agreements and debt were satisfied by balances available from normal business operations.

The Company was contingently liable for outstanding letters of credit in the amount of approximately $37,887 at February 2, 2002.

NOTE 3 - LEASE AND OTHER COMMITMENTS

In May 2001, the Company sold certain operating assets for $14,000. The assets were leased back from the purchaser in a lease structured as a one-year term with three one-year renewal options. The resulting lease is being accounted for as an operating lease and the gain of $3,817 from the sale of the certain operating assets is deferred until the lease term is completed and the residual guarantee is satisfied, at which time the gain will be recorded in costs of merchandise sales and costs of service revenue.

In January 2001, the Company sold certain assets for $10,464. The assets were leased back from the purchaser on a month to month renewable term basis with a residual guarantee given by the Company at the end of the lease term. The resulting lease is being accounted for as an operating lease and the gain of $593 from the sale of the certain assets is deferred until the lease term is completed and the residual guarantee is satisfied, at which time the gain will be recorded in costs of merchandise sales.

In September 2000, the Company entered into a $143,000 real estate operating lease facility with leased property trusts, established as an unconsolidated special-purpose entity. The real estate operating lease facility, which has an interest rate of LIBOR plus 1.85%, replaces $143,000 of leases, which had an interest rate of LIBOR plus 2.27%. The Company, as a result of replacing the existing operating leases, recorded a pretax charge to fiscal 2000 earnings of $1,630 of unamortized lease costs, which was recorded in the costs of merchandise sales section of the consolidated statement of operations. The $143,000 real estate operating lease facility has a four-year term with a guaranteed residual value. At February 2, 2002, the maximum amount of the residual guarantee relative to the real estate under the lease is approximately $92,372. The Company expects the fair market value of the leased real estate, subject to the purchase option or sale to a third party, to substantially reduce or eliminate the Company's payment under the residual guarantee at the end of the lease term.

The Company leases certain property and equipment under operating leases which contain renewal and escalation clauses. Future minimum rental commitments for noncancelable operating leases in effect as of February 2, 2002 are shown below. All amounts are exclusive of lease obligations and sublease rentals applicable to stores for which reserves in conjunction with the Profit Enhancement Plan have previously been established. The aggregate minimum rental commitments for such leases having terms of more than one year are approximately: 2002-$51,887; 2003-$44,925; 2004-$41,880; 2005-$35,888;
2006-$36,037; thereafter-$328,786. Rental expenses incurred for operating leases in 2001, 2000 and 1999 were $64,434, $63,206 and $59,890.

In October 2001, the Company entered into a contractual commitment to purchase media advertising services with equal annual purchase requirements totaling $39,773 over the next four years. As of February 2, 2002, the remaining balance for this commitment was $34,705.

NOTE 4 - STOCKHOLDERS' EQUITY

SHARE REPURCHASE - TREASURY STOCK On February 1, 1999, the Company repurchased 11,276,698 of its common shares outstanding pursuant to a Dutch Auction self-tender offer at a price of $16.00 per share. The repurchased shares included 1,276,698 common shares which were repurchased as a result of the Company exercising its option to purchase an additional 2% of its outstanding shares. Expenses related to the share repurchase were approximately $1,638 and were included as part of the cost of the shares acquired. A portion of the treasury shares will be used by the Company to provide benefits to employees under its compensation plans and in conjunction with the Company's dividend reinvestment program. As of February 2, 2002, the Company has reflected 10,284,446 shares of its common stock at a cost of $166,045 as "cost of shares in treasury" on the Company's consolidated balance sheet.


RIGHTS AGREEMENT On December 31, 1997, the Company distributed as a dividend one common share purchase right on each of its common shares. The rights will not be exercisable or transferable apart from the Company's common stock until a person or group, as defined in the rights agreement (dated December 5, 1997), without the proper consent of the Company's Board of Directors, acquires 15% or more, or makes an offer to acquire 15% or more of the Company's outstanding stock. When exercisable, the rights entitle the holder to purchase one share of the Company's common stock for $125. Under certain circumstances, including the acquisition of 15% of the Company's stock by a person or group, the rights entitle the holder to purchase common stock of the Company or common stock of an acquiring company having a market value of twice the exercise price of the right. The rights do not have voting power and are subject to redemption by the Company's Board of Directors for $.01 per right anytime before a 15% position has been acquired and for 10 days thereafter, at which time the rights become nonredeemable. The rights expire on December 31, 2007.

BENEFITS TRUST On April 29, 1994, the Company established a flexible employee benefits trust with the intention of purchasing up to $75,000 worth of the Company's common shares. The repurchased shares will be held in the trust and will be used to fund the Company's existing benefit plan obligations including healthcare programs, savings and retirement plans and other benefit obligations. The trust will allocate or sell the repurchased shares through 2023 to fund these benefit programs. As shares are released from the trust, the Company will charge or credit additional paid-in capital for the difference between the fair value of shares released and the original cost of the shares to the trust. For financial reporting purposes, the trust is consolidated with the accounts of the Company. All dividend and interest transactions between the trust and the Company are eliminated. In connection with the Dutch Auction self-tender offer, 37,230 shares were tendered at a price of $16.00 per share in fiscal 1999. At February 2, 2002, the Company has reflected 2,195,270 shares of its common stock at a cost of $59,264 as "cost of shares in benefits trust" on the Company's consolidated balance sheet.

NOTE 5 - PROFIT ENHANCEMENT PLAN

In the third quarter 2000, the Company performed a comprehensive review of its field, distribution and Store Support Center infrastructure as well as the performance of each store. As a result of this review, the Company implemented a number of changes that it believed would improve its performance and recorded a charge of $71,234. The charges included expenses related to the closure of the 38 under-performing stores and two distribution centers, certain equipment write-offs, the abandonment of two development parcels and severance costs.
The charges were recorded in costs of merchandise sales, costs of service revenue and selling, general and administrative expenses on the consolidated statement of operations as $62,665, $5,661 and $2,908, respectively.

PLAN UPDATE

The Profit Enhancement Plan has been progressing closely to the schedule originally estimated by the Company. Each of the 38 stores and one of the distribution centers identified for closure were closed on or before October 28, 2000. The second distribution center was closed on November 30, 2000. All employees were notified of their separation on or before October 28, 2000. The assets held for disposal were reclassed and depreciation was stopped on October 28, 2000 which was concurrent with the announcement of the Profit Enhancement Plan and the closure of the stores.

The Company is progressing towards the disposal of the 38 stores, 11 of which were owned and 27 were leased by the Company, two distribution centers and two development parcels which were closed or abandoned in connection with the Profit Enhancement Plan. As of the end of fiscal 2001, the Company had successfully disposed of ten of the closed stores, the two distribution centers and one of the development parcels. The Company estimates the remaining closed or abandoned properties will be disposed of by the end of fiscal 2002.

ASSETS HELD FOR DISPOSAL

The assets held for disposal as of the end of fiscal 2001 and 2000 included the building and land of the remaining closed stores owned by the Company, additional development parcels, and equipment from the remaining closed stores. The carrying values of the building, land and equipment were $16,007 and $22,629 for fiscal years 2001 and 2000, respectively.

In fiscal 2001, the Company was able to sell three of the 13 owned properties for net proceeds of $4,103. The sales resulted in a loss of $691 which was recorded in costs of merchandise sales and selling, general and administrative expenses on the consolidated statement of operations. Additionally, the Company recorded a downward revision in the estimated values for certain properties of $1,496 in fiscal 2001. This expense was recorded in costs of merchandise sales on the consolidated statement of operations. In fiscal 2001, the Company recorded a loss for equipment held for disposal of $162, which was due primarily to a reduction in the Company's estimated proceeds.

The Company is actively marketing the remaining ten owned properties and has made adjustments to property values in accordance with the change in market values. As a result, the Company has extended the original estimated time needed for selling the owned properties. It is expected that seven of these properties with a carrying value of $10,663 will be disposed of by the second quarter 2002, with the remaining three properties with a carrying value of $4,746 expected to be disposed of by the end of the third quarter 2002. The Company will continue to monitor the status for disposing of its owned properties and make any necessary adjustments. An adjustment was reflected in on-going expenses for the increased time required to maintain these properties.

LEASE RESERVE

As of the end of fiscal 2001, the Company was able to sublease three and exit the lease of an additional five leased properties. The Company expects the remaining 19 leased properties to be subleased or otherwise disposed of by the end of fiscal 2002.

The Company increased the reserve for leases $1,644 during fiscal 2001. These changes in the reserve were a result of a $3,834 increase due primarily to an increase in the estimated amount of time it will take the Company to sublease certain properties and a decrease in estimated sublease rates. The reserve increase was offset, in part, by a $2,190 decrease due primarily to lower than estimated commissions and lease exit costs on subleases for certain properties. The effects of these adjustments were recorded in costs of merchandise sales and costs of service revenue.

In fiscal 2000, the Company increased the lease reserve by $113. These changes in the reserve were a result of a $1,176 increase due to an increase in the estimated lease payments related to the closed stores. The increase was offset, in part, by a $1,063 decrease due primarily to an increase in the estimated sublease rates coupled with lower lease related expenses.

ON-GOING EXPENSES

The on-going expense reserve represents exit activity costs which are not associated with or do not benefit activities that will be continued. These costs are necessary to maintain the remaining closed stores until sold, sublet or otherwise disposed of. The on-going costs reserve includes general maintenance costs such as utilities, security, telephone, real estate taxes and personal property taxes which will be incurred until the properties are disposed. The reserve for on-going costs will diminish as sites are sold, sublet or otherwise disposed of and such activities are estimated to be completed by the end of fiscal 2002.

In fiscal 2001, the Company increased the on-going expense reserve $595.
This change was a result of a $1,214 increase in the reserve due to an increase in the estimated time it is expected to take to sublease, sell or otherwise dispose of the remaining properties offset, in part, by a $619 decrease due to lower than anticipated cost for utilities and security costs.

In fiscal 2000, the Company increased the on-going expense reserve $361. This change was due to an increase in the estimated time it is expected to take to sublease, sell or otherwise dispose of the remaining properties.

SEVERANCE RESERVE

The total number of employees separated due to the Profit Enhancement Plan was approximately 1,000. The 1,000 employees were composed of 76% store employees, 13% distribution employees, and 11% Store Support Center and field administrative employees. The total severance paid in connection with the Profit Enhancement Plan was $1,353.

In fiscal 2001, the Company reversed $69 of severance due primarily to certain employees originally expected to be receiving severance failing to qualify to receive payments and lower than estimated final payments. Each reversal was recorded through the line it was originally charged in the consolidated statements of operations.

In fiscal 2000, the Company reversed $272 of severance due to employees being accepted into positions in other locations of the Company and employees failing to qualify to receive payments. Each reversal was recorded through the line it was originally charged in the consolidated statements of operations.

NON-RESERVABLE EXPENSES

Non-reservable expenses are those costs which could not be reserved, but were incurred as a result of the Profit Enhancement Plan. These expenses related to costs incurred which had a future economic benefit to the Company such as the transferring of inventory and equipment out of properties closed by the Profit Enhancement Plan.

The expenses of this nature incurred were $678 and $3,611 for fiscal 2001 and fiscal 2000, respectively. The fiscal 2001 expenses incurred related to the completion of the removal of inventory and equipment from the closed distribution centers. The fiscal 2000 expenses were incurred for inventory and equipment handling related to the closure of the 38 stores and two distribution centers. The fiscal 2000 expenses were offset by a recovery of certain benefit expenses related to the reduction in workforce.

PROFIT ENHANCEMENT PLAN EXPENSE SUMMARY

Below are tables summarizing expenses related to the Profit Enhancement Plan for fiscal 2001 and fiscal 2000. The details and reasons for the original charge and changes to the charge are as described above in the respective reserve categories.


FISCAL 2001

                                     Non-Reservable
Income Statement         Reserve        Expense      Total
Classification         Adjustments     Incurred      Expense
-----------------------------------------------------------------
Costs of
   merchandise sales     $3,528       $ 641         $4,169

Costs of
   service revenue          804           9            813

Selling, general and
   administrative           187          28            215
-----------------------------------------------------------------
Total expenses           $4,519       $ 678         $5,197
-----------------------------------------------------------------

FISCAL 2000

                                                 Non-Reservable
Income Statement         Original     Reserve       Expense     Total
Classification           Charge     Adjustments    Incurred     Expense
-----------------------------------------------------------------------------
Costs of
   merchandise sales     $62,665      $ 939        $3,481       $67,085

Costs of
   service revenue         5,661       (177)         (252)        5,232

Selling, general and
   administrative          2,908       (662)          382         2,628
-----------------------------------------------------------------------------
Total expenses           $71,234      $ 100        $3,611       $74,945
-----------------------------------------------------------------------------

At the end of the third quarter 2000, the Company set up a reserve liability account which is included in accrued liabilities on the consolidated balance sheet. This liability account tracks all accruals including remaining rent on leases net of sublease income, severance, and on-going expenses for the closed properties. The following chart reconciles the change in reserve from the origination of the charge through the fiscal year ended February 2, 2002. All additions and adjustments were charged or credited through the appropriate line items on the statement of operations.


                           Lease       Fixed                 On-going
                           Expenses    Assets    Severance   Expenses     Total
-----------------------------------------------------------------------------------------
Original charges          $ 7,916      $57,680     $ 1,694    $ 3,944     $71,234

Addition                    1,176        1,074           -        361       2,611

Utilization                  (975)     (58,754)     (1,213)    (1,345)    (62,287)

Adjustment                 (1,063)           -        (272)         -      (1,335)
-----------------------------------------------------------------------------------------
Reserve balance
  at Feb. 3, 2001           7,054            -         209      2,960      10,223
-----------------------------------------------------------------------------------------
Addition                    3,834        2,440           -      1,214       7,488

Utilization                (5,548)      (2,349)       (140)    (2,235)    (10,272)

Adjustment                 (2,190)         (91)        (69)      (619)     (2,969)
-----------------------------------------------------------------------------------------
Reserve balance
  at Feb. 2, 2002         $ 3,150      $     -     $     -    $ 1,320     $ 4,470
-----------------------------------------------------------------------------------------


NOTE 6 - PENSION AND SAVINGS PLANS

The Company has a defined benefit pension plan covering substantially all of its full-time employees hired on or before February 1, 1992. Normal retirement age is 65. Pension benefits are based on salary and years of service.
The Company's policy is to fund amounts as are necessary on an actuarial basis to provide assets sufficient to meet the benefits to be paid to plan members in accordance with the requirements of ERISA.

The actuarial computations are made using the "projected unit credit method." Variances between actual experience and assumptions for costs and returns on assets are amortized over the remaining service lives of employees under the plan.

As of December 31, 1996, the Company froze the accrued benefits under the plan and active participants became fully vested. The plan's trustee will continue to maintain and invest plan assets and will administer benefit payments.

Pension expense (income) includes the following:

                                                                      Feb. 2,                 Feb. 3,                Jan. 29,
Year ended                                                              2002                    2001                    2000
-----------------------------------------------------------------------------------------------------------------------------

Interest cost                                                       $  1,895                 $ 1,848                $  1,826
Expected return on plan assets                                        (2,162)                 (2,261)                 (1,915)
Amortization of transition asset                                        (214)                   (214)                   (214)
Recognized actuarial loss                                                992                     890                     597
-----------------------------------------------------------------------------------------------------------------------------

Total pension expense                                               $    511                 $   263                $    294
-----------------------------------------------------------------------------------------------------------------------------

Pension plan assets are stated at fair market value and are composed primarily of money market funds, stock index funds, fixed income investments with maturities of less than five years, and the Company's common stock.

The following table sets forth the reconciliation of the benefit obligation, fair value of plan assets and funded status of the Company's defined benefit plan:


                                                                           Feb. 2,                 Feb. 3,
Year ended                                                                   2002                    2001
--------------------------------------------------------------------------------------------------------------
Change in Benefit Obligation:

  Benefit obligation at beginning of year                                  $25,726                $26,955
    Interest cost                                                            1,895                  1,848
    Actuarial loss (gain)                                                      944                 (2,041)
    Benefits paid                                                           (1,056)                (1,036)
---------------------------------------------------------------------------------------------------------------
Benefit obligation at end of year                                          $27,509                $25,726
---------------------------------------------------------------------------------------------------------------

Change in Plan Assets:

  Fair value of plan assets at beginning of year                           $25,854                $26,974
    Actual return on plan assets (net of expenses)                           1,816                    (84)
    Employer contributions                                                     895                      -
    Benefits paid                                                           (1,056)                (1,036)
---------------------------------------------------------------------------------------------------------------
Fair value of plan assets at end of year                                   $27,509                $25,854
---------------------------------------------------------------------------------------------------------------

Reconciliation of the Funded Status:

  Funded status                                                            $     -                $   128
  Unrecognized transition asset                                                  -                   (214)
  Unrecognized actuarial loss                                                3,960                  3,663
---------------------------------------------------------------------------------------------------------------
Net amount recognized at year-end
   as prepaid benefit cost                                                 $ 3,960                $ 3,577
---------------------------------------------------------------------------------------------------------------

Weighted-Average Assumptions:
  Discount rate                                                               7.25%                  7.40%
  Expected return on plan assets                                              8.50%                  8.50%
---------------------------------------------------------------------------------------------------------------


The Company had no comprehensive income attributable to the change in the minimum pension liability in fiscal years 2001 and 2000. The Company recorded other comprehensive income, net of tax, attributable to the change in the minimum pension liability of $4,210 in fiscal year 1999.

The Company has 401(k) savings plans which cover all full-time employees who are at least 21 years of age with one or more years of service. The Company contributes the lesser of 50% of the first 6% of a participant's contributions or 3% of the participant's compensation. The Company's savings plans' contribution expense was $4,516, $4,947 and $5,644 in fiscal years 2001, 2000 and 1999, respectively.

NOTE 7 - NET EARNINGS PER SHARE

For fiscal years 2001, 2000 and 1999, basic earnings per share are based on net earnings divided by the weighted average number of shares outstanding during the period. Diluted earnings per share assumes conversion of convertible subordinated notes, zero coupon convertible subordinated notes and the dilutive effects of stock options. Adjustments for convertible securities were antidilutive in 2001, 2000 and 1999, and therefore excluded from the computation of diluted EPS; all of these securities were retired as of the end of fiscal 2001 and will not effect future calculations. Options to purchase 3,940,587, 5,032,772 and 4,755,657 shares of common stock were outstanding at February 2, 2002, February 3, 2001 and January 29, 2000, respectively, but were not included in the computation of diluted EPS because the options' exercise prices were greater than the average market prices of the common shares on such dates.

The following schedule presents the calculation of basic and diluted earnings per share for income before extraordinary items:

(In thousands, except per share amounts)

                                         Fiscal 2001                        Fiscal 2000                       Fiscal 1999
                            ----------------------------------  ---------------------------------- ---------------------------------
                             Earnings      Shares     Per share Earnings       Shares    Per share Earnings     Shares     Per share
                            (Numerator) (Denominator) Amount   (Numerator) (Denominator) Amount   (Numerator)(Denominator) Amount
                            ----------- ------------  ------   ----------- ------------- ------    ---------- ------------ ------
Basic EPS Before
Extraordinary Items
 Earnings available to
  common shareholders         $36,100       51,348    $  .70    $(53,148)      51,088    $(1.04)    $ 29,303      50,665     $.58
                                                      ======                             ======                              ====
Effect of Dilutive
Securities
Common shares assumed
 issued upon exercise of
 dilutive stock options             -          687                     -            -                       -        175
                              -------       ------               -------       ------                 -------     ------
Diluted EPS Before
Extraordinary Items
 Earnings available to
  common shareholders
  assuming conversion         $36,100       52,035    $  .69    $(53,148)      51,088    $(1.04)    $ 29,303      50,840     $.58
                              =======       ======    ======    ========       ======    ======     ========      ======     ====


NOTE 8 - STOCK OPTION PLANS

Options to purchase the Company's common stock have been granted to key employees and members of the Board of Directors. The option prices are at least 100% of the fair market value of the common stock on the grant date.

On May 21, 1990, the stockholders approved the 1990 Stock Incentive Plan which authorized the issuance of restricted stock and/or options to purchase up to 1,000,000 shares of the Company's common stock. Additional shares in the amounts of 2,000,000, 1,500,000 and 1,500,000 were authorized by stockholders on June 4, 1997, May 31, 1995 and June 1, 1993, respectively. In April 2001, the Board of Directors amended the 1990 Stock Incentive Plan to extend the expiration date for the grant of non-qualified stock options and restricted stock thereunder to directors, officers and employees until March 31, 2005. Under this plan, both incentive and nonqualified stock options may be granted to eligible participants. Incentive stock options are fully exercisable on the second or third anniversary of the grant date or become exercisable over a four-year period with one-fifth exercisable on the grant date and one-fifth on each anniversary date for the four years following the grant date. Nonqualified options are fully exercisable on the third anniversary of their grant date or become exercisable over a four-year period with one-fifth exercisable on the grant date and one-fifth on each anniversary date for the four years following the grant date. Options cannot be exercised more than ten years after the grant date. As of February 2, 2002, 478,367 remain available for grant.

On June 2, 1999 the stockholders approved the 1999 Stock Incentive Plan which authorized the issuance of restricted stock and/or options to purchase up to 2,000,000 shares of the Company's common stock. Under this plan, both incentive and nonqualified stock options may be granted to eligible participants. The incentive stock options and nonqualified stock options are fully exercisable on the third anniversary of the grant date or become exercisable over a four-year period with one-fifth exercisable on the grant date and one-fifth on each anniversary date for the four years following the grant date. Options cannot be exercised more than ten years after the grant date. As of February 2, 2002, 102,000 shares remain available for grant.

                           Equity               Equity
                           compensation         compensation
                           plans approved       plans not approved
                           by shareholders      by shareholders         Total
--------------------------------------------------------------------------------------
Number of securities to
  be issued upon exercise
  of outstanding options    6,316,787                 -                  6,316,787

Weighted average exercise
  price of outstanding
  options                  $    16.48           $     -                 $    16.48

Number of securities
  remaining available for
  future issuance under
  equity compensation plans
  (excluding securities
    reflected in top row)     580,367                 -                    580,367
--------------------------------------------------------------------------------------


Stock option transactions for the Company's stock option plans are summarized as follows:


                                                       Fiscal 2001                  Fiscal 2000                 Fiscal 1999
                                          ------------------------      -----------------------        --------------------
                                                          Weighted                     Weighted                    Weighted
                                                           Average                      Average                     Average
                                                          Exercise                     Exercise                    Exercise
                                              Shares         Price         Shares         Price         Shares        Price
---------------------------------------------------------------------------------------------------------------------------
Outstanding - beginning of year            5,039,772        $19.63      5,413,622        $22.05      4,982,761       $23.02
Granted                                    1,757,000          6.75      1,160,450          6.34      1,558,450        16.08
Exercised                                    (19,400)         8.77              -             -       (519,850)       12.50
Cancelled                                   (460,585)        14.26     (1,534,300)        18.10       (607,739)       22.75
---------------------------------------------------------------------------------------------------------------------------
Outstanding - end of year                  6,316,787         16.48      5,039,772         19.63      5,413,622        22.05
---------------------------------------------------------------------------------------------------------------------------
Options exercisable at year end            3,422,187         22.29      2,501,678         24.93      2,489,162        24.66

Weighted average estimated fair value
   of options granted                                         2.85                         2.54                        6.60
---------------------------------------------------------------------------------------------------------------------------


          The following table summarizes information about stock options outstanding at February 2, 2002:

                                                        Options Outstanding                      Options Exercisable
                                       -------------------------------------------------    -------------------------------
                                                              Weighted
                                                               Average          Weighted                           Weighted
                                               Number        Remaining           Average           Number           Average
Range of                                  Outstanding      Contractual          Exercise      Exercisable          Exercise
Exercise Prices                       at Feb. 2, 2002             Life             Price   at Feb.2, 2002             Price
---------------------------------------------------------------------------------------------------------------------------

$ 5.31 to $13.00                            2,447,200          9 years            $ 6.56          379,200            $ 6.56
$13.01 to $21.00                            1,397,230          7 years             15.58          747,630             15.53
$21.01 to $29.00                            1,436,792          5 years             23.30        1,259,792             23.34
$29.01 to $37.38                            1,035,565          4 years             31.65        1,035,565             31.65
---------------------------------------------------------------------------------------------------------------------------
$ 5.31 to $37.38                            6,316,787                                           3,422,187
---------------------------------------------------------------------------------------------------------------------------

The Company applies APB No. 25, "Accounting for Stock Issued to Employees," and the guidance of FIN 44 "Accounting for Certain Transactions involving Stock Compensation" and EITF 00-23 "Issues Related to Accounting for Stock Compensation under APB Opinion No. 25 and FIN 44" in accounting for its stock option plans. Accordingly, no compensation expense has been recognized for its stock option plans. Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates and recognized as compensation expense on a straight-line basis over the vesting period of the grant consistent with the method of SFAS No. 123, "Accounting for Stock-Based Compensation," the Company's net earnings (loss) and net earnings (loss) per share would have been reduced to the pro forma amounts indicated as follows:


-----------------------------------------------------------------------------------------------------------
                                                Fiscal 2001          Fiscal 2000          Fiscal 1999
-----------------------------------------------------------------------------------------------------------
Net earnings (loss):
  Income (loss) before extraordinary items         $32,208             $(57,365)             $24,450
   Extraordinary items                                (765)               2,054                    -
-----------------------------------------------------------------------------------------------------------
   Net income (loss)                               $31,443             $(55,311)             $24,450
-----------------------------------------------------------------------------------------------------------

Earnings (loss) per share - basic:
  Income (loss) before extraordinary items         $   .63             $  (1.12)             $   .48
   Extraordinary items                                (.01)                 .04                    -
-----------------------------------------------------------------------------------------------------------
   Net income (loss)                               $   .62             $  (1.08)             $   .48
-----------------------------------------------------------------------------------------------------------

Earnings (loss) per share - diluted:
  Income (loss) before extraordinary items         $   .62             $  (1.12)             $   .48
   Extraordinary items                                (.01)                 .04                    -
-----------------------------------------------------------------------------------------------------------
   Net income (loss)                               $   .61             $  (1.08)             $   .48
-----------------------------------------------------------------------------------------------------------


The pro forma effects on net earnings for fiscal years 2001, 2000 and 1999 are not representative of the pro forma effect on net earnings in future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

The fair value of each option granted during fiscal years 2001, 2000 and 1999 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: (i) dividend yield of 1.29%, 0.90% and 0.78%, respectively; (ii) expected volatility of 39%, 40% and 34%, respectively; (iii) risk-free interest rate ranges of 2.8% to 5.5%, 5.8% to 6.7% and 5.0% to 6.5%, respectively; and (iv) ranges of expected lives of 4 years to 8 years for fiscal years 2001, 2000 and 1999.

NOTE 9 - INCOME TAXES

The provision for income taxes includes the following:



                                                                            Feb. 2,                  Feb. 3,              Jan. 29,
Year ended                                                                    2002                     2001                  2000
----------------------------------------------------------------------------------------------------------------------------------
Current:
   Federal                                                                $ 12,640                $ (6,300)             $  12,653
   State                                                                       240                     353                    788
Deferred:
   Federal                                                                   6,680                 (22,776)                 2,074
   State                                                                       744                  (1,798)                   149
----------------------------------------------------------------------------------------------------------------------------------
                                                                          $ 20,304                $(30,521)             $  15,664
----------------------------------------------------------------------------------------------------------------------------------

A reconciliation of the statutory federal income tax rate to the effective rate of the provision for income taxes follows:


                                                                            Feb. 2,                  Feb. 3,              Jan. 29,
Year ended                                                                    2002                     2001                  2000
-----------------------------------------------------------------------------------------------------------------------------------
Statutory tax rate                                                            35.0%                    35.0%                 35.0%
State income taxes,
   net of federal
   tax benefits                                                                1.2                      1.2                   1.4
Job credits                                                                   (0.3)                     0.3                  (1.1)
Other, net                                                                     0.1                        -                  (0.5)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              36.0%                    36.5%                 34.8%
-----------------------------------------------------------------------------------------------------------------------------------


Items that gave rise to significant portions of the deferred tax accounts are as follows:


                                                                            Feb. 2,                  Feb. 3,
                                                                              2002                     2001
-----------------------------------------------------------------------------------------------------------------------------------
Deferred tax assets:
   Inventories                                                            $  3,841                 $  8,431
   Vacation accrual                                                          4,990                    5,014
   Store closing reserves                                                    1,968                    5,661
   Accrued leases                                                            7,737                    7,966
   Real estate tax                                                          (2,188)                  (2,091)
   Insurance                                                                 4,621                    4,009
   Benefit accruals                                                         (5,693)                  (2,347)
   Carry forward credits                                                         -                   (2,401)
   Other                                                                       544                    1,167
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          $ 15,820                 $ 25,409
-----------------------------------------------------------------------------------------------------------------------------------
Deferred tax liabilities:
   Depreciation                                                           $ 69,093                 $ 68,709
   State taxes                                                              (2,643)                  (2,040)
   Legal                                                                    (2,438)                       -
   Other                                                                        15                     (477)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                          $ 64,027                 $ 66,192
-----------------------------------------------------------------------------------------------------------------------------------
Net deferred tax liability                                                $ 48,207                 $ 40,783
-----------------------------------------------------------------------------------------------------------------------------------


NOTE 10 - CONTINGENCIES

The Company is a defendant in an action entitled "Coalition for a Level Playing Field, L.L.C., et al. v. AutoZone, Inc., et al.," in the United States District Court for the Eastern District of New York. There are over 100 plaintiffs, consisting of automotive jobbers, warehouse distributors and a coalition of several trade associations; the defendants are AutoZone, Inc., Wal-Mart Stores, Inc., Advance Stores Company, Inc., CSK Auto, Inc., the Company, Discount Auto Parts, Inc., O'Reilly Automotive, Inc. and Keystone Automotive Operations, Inc. The plaintiffs allege that the defendants violated various provisions of the Robinson-Patman Act by, among other things, knowingly inducing and receiving various forms of discriminatory prices from automotive parts manufacturers. The plaintiffs are seeking compensatory damages, which would be trebled under applicable law, as well as injunctive and other equitable relief. The Company believes the claims are without merit and intends to vigorously defend this action.

The Company is also party to various other lawsuits and claims, including purported class actions, arising in the normal course of business. In the opinion of management, these lawsuits and claims, including the cases above, are not, singularly or in the aggregate, material to the Company's financial position or results of operations.

NOTE 11 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments are as follows:


                                                        February 2, 2002                            February 3, 2001
                                                   ------------------------                     -----------------------
                                                 Carrying           Estimated                 Carrying          Estimated
                                                   Amount          Fair Value                   Amount         Fair Value
--------------------------------------------------------------------------------------------------------------------------
Assets:
   Cash and cash equivalents                    $  15,981           $  15,981                $   7,995          $   7,995
   Accounts receivable                             18,052              18,052                   16,792             16,792
Liabilities:
   Accounts payable                               216,085             216,085                  204,755            204,755
   Long-term debt including
    current maturities                            669,033             635,080                  654,391            472,770
   Zero coupon
    convertible
    subordinated notes                                  -                   -                  158,555            148,525
--------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE

The carrying amounts approximate fair value because of the short maturity of these items.

LONG-TERM DEBT INCLUDING CURRENT MATURITIES AND ZERO COUPON CONVERTIBLE SUBORDINATED NOTES INCLUDING CURRENT MATURITIES

Interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities are used to estimate fair value for debt issues that are not quoted on an exchange.

The fair value estimates presented herein are based on pertinent information available to management as of February 2, 2002 and February 3, 2001. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from amounts presented herein.

NOTE 12 - SUPPLEMENTAL GUARANTOR INFORMATION- CONVERTIBLE SENIOR NOTES

In May 2002, the Company sold 4.25% Convertible Senior Notes for $150,000,000. The notes are fully and unconditionally, and jointly and severally, guaranteed by the Company's wholly-owned direct and indirect operating subsidiaries ("subsidiary guarantors"), The Pep Boys Manny Moe & Jack of California, Pep Boys-Manny, Moe & Jack of Delaware, Inc. and Pep Boys- Manny, Moe & Jack of Puerto Rico, Inc.


The following are consolidating balance sheets of the Company as of February 2, 2002 and February 3, 2001 and the related consolidating statements of operations and cash flows for the years ended February 2, 2002, February 3, 2001 and January 29, 2000:


CONSOLIDATING BALANCE SHEET


                                                                                        Non-
                                                                     Subsidiary      guarantor
Year ended February 2, 2002                            Pep Boys      Guarantors     Subsidiaries   Elimination  Consolidated
----------------------------------------------------------------------------------------------------------------------------


ASSETS
Current Assets:
  Cash and cash equivalents.......................   $     4,796    $   10,874      $     311     $         -    $   15,981
  Accounts receivable.............................        17,124           928              -               -        18,052
  Merchandise inventories.........................       176,696       342,777              -               -       519,473
  Prepaid expenses................................        42,384       (15,815)        17,851          (2,250)       42,170
  Deferred income taxes...........................         8,395           483          6,942               -        15,820
  Other...........................................             3             -         67,305         (15,000)       52,308
  Assets held for disposal........................         2,755        13,252              -               -        16,007
----------------------------------------------------------------------------------------------------------------------------
         Total Current Assets.....................       252,153       352,499         92,409         (17,250)      679,811
----------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost:
 Land.............................................        92,661       185,065              -               -       277,726
 Buildings and improvements.......................       308,444       613,621              -               -       922,065
 Furniture, fixtures and equipment................       273,028       310,890              -               -       583,918
 Construction in progress.........................         5,380         5,361              -               -        10,741
                                                       ---------     ----------      --------        --------     ---------
                                                         679,513     1,114,937              -               -     1,794,450
 Less accumulated depreciation and amortization...       293,704       383,260              -               -       676,964
                                                       ---------     ----------      --------        --------    ----------
    Total Property and Equipment..................       385,809       731,677              -               -     1,117,486

Investment in subsidiaries........................     1,367,117             -      1,050,494      (2,417,611)            -

Intercompany receivable...........................             -       575,377        279,714        (855,091)            -

Other.............................................        13,355         2,000              -               -        15,355
----------------------------------------------------------------------------------------------------------------------------
         Total Assets.............................   $ 2,018,434    $1,661,553     $1,422,617     $(3,289,952)   $1,812,652
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable................................   $   216,076    $        9     $        -     $         -    $  216,085
  Accrued expenses................................        84,009        65,636        130,485         (38,857)      241,273
  Current maturities of convertible debt..........             -             -              -               -             -
  Current maturities of long-term debt............       124,615             -              -               -       124,615
----------------------------------------------------------------------------------------------------------------------------
         Total current liabilities................       424,700        65,645        130,485         (38,857)      581,973
----------------------------------------------------------------------------------------------------------------------------
Long-term debt, less current maturities...........       497,603        46,815              -               -       544,418
Intercompany liabilities..........................       466,460       388,631              -        (855,091)            -
Deferred income taxes.............................        32,172        31,855              -               -        64,027
Deferred gain on sale leaseback...................         1,316         3,128              -               -         4,444
Stockholders' Equity:
  Common stock....................................        63,911         1,501            101          (1,602)       63,911
  Additional paid-in capital......................       177,244       240,359        200,398        (440,757)      177,244
  Retained earnings...............................       580,337       883,619      1,091,633      (1,953,645)      601,944

  Less:
  Cost of shares in treasury......................       166,045             -              -               -       166,045
  Cost of shares in benefits trust................        59,264             -              -               -        59,264
----------------------------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity...............       596,183     1,125,479      1,292,132      (2,396,004)      617,790
----------------------------------------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity  $ 2,018,434    $1,661,553     $1,422,617     $(3,289,952)   $1,812,652
----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING BALANCE SHEET

                                                                                        Non-
                                                                     Subsidiary      guarantor
Year ended February 3, 2001                             Pep Boys     Guarantors     Subsidiaries   Elimination   Consolidated
-----------------------------------------------------------------------------------------------------------------------------


ASSETS
Current Assets:
  Cash and cash equivalents.......................   $       482    $    7,038      $      475     $         -    $    7,995
  Accounts receivable.............................         6,664        10,128               -               -        16,792
  Merchandise inventories.........................       186,370       361,365               -               -       547,735
  Prepaid expenses................................        20,117        10,491          16,672         (18,575)       28,705
  Deferred income taxes...........................        11,344         7,539           6,526               -        25,409
  Other...........................................             2             -          50,399               -        50,401
  Assets held for disposal........................         4,825        17,804               -               -        22,629
-----------------------------------------------------------------------------------------------------------------------------
         Total Current Assets.....................       229,804       414,365          74,072         (18,575)      699,666
-----------------------------------------------------------------------------------------------------------------------------
Property and Equipment - at cost:
 Land.............................................        92,676       185,341               -               -       278,017
 Buildings and improvements.......................       305,676       612,355               -               -       918,031
 Furniture, fixtures and equipment................       279,690       339,269               -               -       618,959
 Construction in progress.........................         3,481        11,551               -               -        15,032
                                                     -----------     ----------       --------        --------    -----------
                                                         681,523     1,148,516               -               -     1,830,039
 Less accumulated depreciation and amortization...       269,522       366,282               -               -       635,804
                                                     -----------     ----------       --------        --------    -----------
    Total Property and Equipment..................       412,001       782,234               -               -     1,194,235

Investment in subsidiaries........................     1,302,007             -         976,585      (2,278,592)            -

Intercompany receivable...........................             -       452,553         276,545        (729,098)            -

Other.............................................        10,554         1,749              -               -         12,303
-----------------------------------------------------------------------------------------------------------------------------
         Total Assets.............................   $ 1,954,366    $1,650,901      $1,327,202     $(3,026,265)   $1,906,204
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable................................   $   204,746    $        9      $        -     $         -    $  204,755
  Accrued expenses................................       100,338        45,375         121,421         (40,182)      226,952
  Current maturities of convertible debt..........       158,555             -               -               -       158,555
  Current maturities of long-term debt............           197             -               -               -           197
-----------------------------------------------------------------------------------------------------------------------------
         Total current liabilities................       463,836        45,384         121,421         (40,182)      590,459
-----------------------------------------------------------------------------------------------------------------------------
Long-term debt, less current maturities...........       569,650        84,544               -               -       654,194
Intercompany liabilities..........................       313,497       415,601               -        (729,098)            -
Deferred income taxes.............................        34,011        32,181               -               -        66,192
Deferred gain on sale leaseback...................           213           380               -               -           593
Stockholders' Equity:
  Common stock....................................        63,911         1,501             101          (1,602)       63,911
  Additional paid-in capital......................       177,243       240,357         200,401        (440,757)      177,244
  Retained earnings...............................       560,062       830,953       1,005,279      (1,814,626)      581,668

  Less:
  Cost of shares in treasury......................       168,793             -              -               -        168,793
  Cost of shares in benefits trust................        59,264             -              -               -         59,264
-----------------------------------------------------------------------------------------------------------------------------
         Total Stockholders' Equity...............       573,159     1,072,811       1,205,781      (2,256,985)   $  594,766
-----------------------------------------------------------------------------------------------------------------------------
         Total Liabilities and Stockholders' Equity  $ 1,954,366    $1,650,901      $1,327,202     $(3,026,265)   $1,906,204
-----------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF OPERATIONS

                                                                                        Non-
                                                                     Subsidiary      guarantor
Year ended February 2, 2002                            Pep Boys      Guarantors     Subsidiaries   Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Merchandise sales.............................       $   605,220    $1,160,094       $       -      $        -    $1,765,314
Service revenue...............................           148,146       270,255               -               -       418,401
Other revenue.................................                 -             -          22,588         (22,588)            -
                                                     ------------   ----------       ----------     -----------   -----------
Total revenues................................           753,366     l,430,349          22,588         (22,588)    2,183,715

Costs of merchandise sales....................           429,108       821,300               -               -     1,250,408
Costs of service revenue......................           110,145       205,766               -               -       315,911
Costs of other revenue........................                 -             -          26,118         (26,118)            -
                                                     ------------   ----------       ----------     -----------   -----------
Total costs of revenues.......................           539,253     1,027,066          26,118         (26,118)    1,566,319

Gross profit from merchandise sales...........           176,112       338,794               -               -       514,906
Gross profit from service revenue.............            38,001        64,489               -               -       102,490
Gross (loss) profit from other revenue........                 -             -          (3,530)          3,530             -
                                                     ------------   ----------       ----------     -----------   -----------
Total gross profit (loss).....................           214,113       403,283          (3,530)          3,530       617,396

Selling, general and administrative expenses..           172,529       337,583             304           3,530       513,946
                                                     ------------   ----------       ----------     -----------   -----------
Operating profit (loss).......................            41,584        65,700          (3,834)              -       103,450
Equity in earnings of subsidiaries............            65,109             -          73,910        (139,019)            -
Non-operating (expense) income................           (16,390)       50,402          22,979         (52,702)        4,289
Interest expense..............................            72,243        31,794               -         (52,702)       51,335
                                                     ------------   ----------       ----------     -----------   -----------
Earnings before income taxes..................            18,060        84,308          93,055        (139,019)       56,404

Income tax (benefit) expense..................           (18,040)       31,643           6,701               -        20,304

Net earnings before extraordinary item........            36,100        52,665          86,354        (139,019)       36,100
Extraordinary item                                          (765)            -               -               -          (765)
                                                     ------------   ----------       ----------     -----------   -----------
Net earnings (loss)...........................       $    35,335    $   52,665       $  86,354      $ (139,019)   $   35,335
                                                     ============   ==========       ==========     ===========   ===========




CONSOLIDATING STATEMENT OF OPERATIONS
                                                                                        Non-
                                                                     Subsidiary      guarantor
Year ended February 3, 2001                            Pep Boys      Guarantors     Subsidiaries   Elimination  Consolidated
-----------------------------------------------------------------------------------------------------------------------------

Merchandise sales.............................       $   670,807    $1,286,673       $       -      $        -    $1,957,480
Service revenue...............................           164,097       296,891               -               -       460,988
Other revenue.................................                 -             -          22,672         (22,672)            -
                                                     ------------   ----------       ----------     -----------   -----------
Total revenues................................           834,904     l,583,564          22,672         (22,672)    2,418,468

Costs of merchandise sales....................           507,069       998,373               -               -     1,505,442
Costs of service revenue......................           132,944       248,231               -               -       381,175
Costs of other revenue........................                 -             -          24,097         (24,097)            -
                                                     ------------   ----------       -----------    -----------   -----------
Total costs of revenues.......................           640,013     1,246,604          24,097         (24,097)    1,886,617

Gross profit from merchandise sales...........           163,738       288,300               -               -       452,038
Gross profit from service revenue.............            31,153        48,660               -               -        79,813
Gross (loss) profit from other revenue........                 -             -          (1,425)          1,425             -
                                                     ------------   ----------       ----------     -----------   -----------
Total gross profit (loss).....................           194,891       336,960          (1,425)          1,425       531,851

Selling, general and administrative expenses..           246,171       311,978             309           1,425       559,883
                                                     ------------   ----------       ----------     -----------   -----------
Operating (loss) profit.......................           (51,280)       24,982          (1,734)              -       (28,032)
Equity in earnings of subsidiaries............            52,268             -          85,390        (137,658)
Non-operating (expense) income................           (19,742)       68,461          23,977         (70,451)        2,245
Interest expense..............................            93,812        34,521               -         (70,451)       57,882
                                                     ------------   ----------       ----------     -----------   -----------
(Loss) Earnings before income taxes...........          (112,566)       58,922         107,633        (137,658)      (83,669)

Income tax (benefit) expense..................           (59,418)       21,112           7,785               -       (30,521)

Net (loss) earnings before extraordinary item.           (53,148)       37,810          99,848        (137,658)      (53,148)
Extraordinary item............................             2,054             -               -               -         2,054
                                                     ------------   ----------       ----------     -----------   -----------
Net loss......................................       $   (51,094)   $   37,810       $  99,848      $ (137,658)   $  (51,094)
                                                     ============   ==========       ==========     ===========   ===========




CONSOLIDATING STATEMENT OF OPERATIONS

                                                                                        Non-
                                                                     Subsidiary      guarantor
Year ended January 29, 2000                             Pep Boys     Guarantors     Subsidiaries  Elimination  Consolidated
---------------------------------------------------------------------------------------------------------------------------

Merchandise sales.............................       $   679,405    $1,274,605      $       -     $       -      $1,954,010
Service revenue...............................           158,648       281,875              -             -         440,523
Other revenue.................................                 -             -         20,521       (20,521)              -
                                                     ------------   ----------      ---------      ---------     ----------
Total revenues................................           838,053     1,556,480         20,521       (20,521)      2,394,533

Costs of merchandise sales....................           494,927       920,126              -             -       1,415,053
Costs of service revenue......................           123,698       232,747              -             -         356,445
Costs of other revenue........................                 -             -         17,989       (17,989)              -
                                                     ------------   ----------      ---------      ---------     ----------
Total costs of revenues.......................           618,625     1,152,873         17,989       (17,989)      1,771,498

Gross profit from merchandise sales...........           184,478       354,479              -             -         538,957
Gross profit from service revenue.............            34,950        49,128              -             -          84,078
Gross profit (loss) from other revenue........                 -             -          2,532        (2,532)              -
                                                     ------------   ----------      ---------      ---------     ----------
Total gross profit (loss).....................           219,428       403,607          2,532        (2,532)        623,035

Selling, general and administrative expenses..           249,601       281,471            298        (2,532)        528,838
                                                     ------------   ----------      ---------      ---------     ----------
Operating (loss) profit.......................           (30,173)      122,136          2,234             -          94,197
Equity in earnings of subsidiaries............           104,259             -         96,183      (200,442)              -
Non-operating (expense) income................           (23,304)       47,622         19,822       (41,813)          2,327
Interest expense..............................            61,461        31,909              -       (41,813)         51,557
                                                     ------------   ----------       --------      ---------     ----------
(Loss) Earnings before income taxes...........           (10,679)      137,849        118,239      (200,442)         44,967

Income tax (benefit) expense..................           (39,982)       47,927          7,719             -          15,664
                                                     ------------   ----------      ---------      ---------     ----------
Net earnings .................................       $    29,303    $   89,922      $ 110,520     $(200,442)     $   29,303
                                                     ============   ==========      =========     ==========     ==========




CONSOLIDATING STATEMENT OF CASH FLOWS


                                                                                         Non-
                                                                     Subsidiary       guarantor
Year ended February 2, 2002                            Pep Boys      Guarantors      Subsidiaries   Elimination   Consolidated
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net Earnings (Loss)...........................   $ 35,335      $ 52,665          $ 86,354         $(139,019)      $35,335
     Adjustments to Reconcile Net
       Earnings to Net Cash Provided
       By Operating Activities:
        Extraordinary item, net of tax.............        765             -                 -                 -           765
        Depreciation and amortization..............     36,676        48,017                 -                 -        84,693
        Deferred income taxes......................      1,110         6,730              (416)                -         7,424
        Equity in earnings of subsidiaries.........    (65,109)            -           (73,910)          139,019             -
        Accretion of bond discount.................      3,256             -                 -                 -         3,256
        Loss on assets held for disposal...........         24         2,325                 -                 -         2,349
        Gain from sale of assets...................        (59)       (1,057)                -                 -        (1,116)
     Change in current assets and liabilities
        (Increase) Decrease in accounts
          receivable, prepaid expenses and other...    (34,572)       35,258           (18,087)           (1,325)      (18,726)
        Decrease in merchandise inventories........      9,674        18,588                 -                 -        28,262
        Increase in accounts payable...............     11,330             -                 -                 -        11,330
        (Decrease) Increase in accrued expenses....    (16,329)       20,261             9,064             1,325        14,321
-------------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Operating Activities    (17,899)      182,787             3,005                 -       167,893
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
        Capital expenditures.......................    (14,481)      (10,983)                -                 -       (25,464)
        Proceeds from sales of assets..............      7,205        19,555                 -                 -        26,760
-------------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Investing Activities     (7,276)        8,572                 -                 -         1,296
-------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net payments under line of credit
          agreements...............................    (19,147)      (37,729)                -                 -       (56,876)
        Reduction of long-term debt................    (18,482)            -                 -                 -       (18,482)
        Reduction of convertible debt..............   (161,056)            -                 -                 -      (161,056)
        Net proceeds from issuance of notes........     87,522             -                 -                 -        87,522
        Intercompany loan..........................    152,963      (149,794)           (3,169)                -             -
        Dividends paid.............................    (13,864)            -                 -                 -       (13,864)
        Proceeds from excercise of stock options...        181             -                 -                 -           181
        Proceeds from dividend reinvestment plan...      1,372             -                 -                 -         1,372
-------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities     29,489      (187,523)           (3,169)                -      (161,203)
-------------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash....................      4,314         3,836              (164)                -         7,986
Cash and Cash Equivalents at Beginning of Year.....        482         7,038               475                 -         7,995
-------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year...........   $  4,796      $ 10,874          $    311         $       -       $15,981
-------------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF CASH FLOWS

                                                                                         Non-
                                                                     Subsidiary       guarantor
Year ended February 3, 2001                            Pep Boys      Guarantors      Subsidiaries   Elimination    Consolidated
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net (Loss) Earnings...........................   $(51,094)      $ 37,810          $ 99,848         $(137,658)     $(51,094)
     Adjustments to Reconcile Net
       Earnings to Net Cash Provided
       By Operating Activities:
        Extraordinary item, net of tax.............     (2,054)             -                 -                 -        (2,054)
        Depreciation and amortization..............     41,455         57,853                 -                 -        99,308
        Deferred income taxes......................     (4,459)       (19,657)             (459)                -       (24,575)
        Equity in earnings of subsidiaries.........    (52,268)             -           (85,390)          137,658             -
        Accretion of bond discount.................      6,425              -                 -                 -         6,425
        Loss on assets held for disposal...........      4,527         49,213                 -                 -        53,740
        Loss on asset impairment...................      2,469          3,266                 -                 -         5,735
        Loss from sale of assets...................        745          2,906                 -                 -         3,651
     Change in current assets and liabilities
        Decrease (Increase) in accounts
          receivable, prepaid expenses and other...     13,162           (171)           (3,339)              150         9,802
        Decrease in merchandise inventories........        324         34,839                 -                 -        35,163
        Decrease in accounts payable...............   (114,964)             -              (347)                -      (115,311)
        Increase (Decrease) in accrued expenses....      3,934        (11,214)            6,231              (150)       (1,199)
--------------------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Operating Activities   (151,798)       154,845            16,544                 -        19,591
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
        Capital expenditures.......................    (24,296)       (33,040)                -                 -       (57,336)
        Proceeds from sales of assets..............      4,803          9,577                 -                 -        14,380
--------------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                  (19,493)       (23,463)                -                 -       (42,956)
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net borrowings under line of credit
          agreements...............................     33,446         84,089                 -                 -       117,535
        Reduction of long-term debt................    (75,028)             -                 -                 -       (75,028)
        Reduction of convertible debt..............    (17,208)             -                 -                 -       (17,208)
        Intercompany loan..........................    233,972       (217,590)          (16,382)                -             -
        Dividends paid.............................    (13,793)             -                 -                 -       (13,793)
        Proceeds from excercise of stock options...          -              -                 -                 -             -
        Proceeds from dividend reinvestment plan...      1,369              -                 -                 -         1,369
--------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities    162,758       (133,501)          (16,382)                -        12,875
--------------------------------------------------------------------------------------------------------------------------------
Net (Decrease) Increase in Cash....................     (8,533)        (2,119)              162                 -       (10,490)
Cash and Cash Equivalents at Beginning of Year.....      9,015          9,157               313                 -        18,485
--------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year...........   $    482      $   7,038          $    475         $       -        $7,995
--------------------------------------------------------------------------------------------------------------------------------


CONSOLIDATING STATEMENT OF CASH FLOWS


                                                                                         Non-
                                                                     Subsidiary       guarantor
Year ended January 29, 2000                            Pep Boys      Guarantors      Subsidiaries     Elimination   Consolidated
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
     Net Earnings (Loss)...........................   $ 29,303       $ 89,922         $ 110,520         $(200,442)     $ 29,303
     Adjustments to Reconcile Net
       Earnings to Net Cash Provided
       By Operating Activities:
        Depreciation and amortization..............     39,888         57,124                 -                 -        97,012
        Deferred income taxes......................      3,203           (679)             (301)                -         2,223
        Equity in earnings of subsidiaries.........   (104,259)             -           (96,183)          200,442             -
        Accretion of bond discount.................      6,493              -                 -                 -         6,493
        Gain from sale of assets...................       (286)          (252)                -                 -          (538)
     Change in current assets and liabilities
        (Increase) Decrease in accounts
          receivable, prepaid expenses and other...     (8,654)           384            (6,195)            2,369       (12,096)
        Increase in merchandise inventories........    (11,745)       (43,756)                -                 -       (55,501)
        Increase in accounts payable...............     79,328              -               347                 -        79,675
        (Decrease) Increase in accrued expenses....    (13,203)        26,268            22,114            (2,369)       32,810
--------------------------------------------------------------------------------------------------------------------------------
Net Cash Provided by Operating Activities               20,068        129,011            30,302                 -       179,381
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Investing Activities:
        Capital expenditures.......................    (27,009)       (77,437)                -                 -      (104,446)
        Proceeds from sales of assets..............          -          2,479                 -                 -         2,479
--------------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                  (27,009)       (74,958)                -                 -      (101,967)
--------------------------------------------------------------------------------------------------------------------------------

Cash Flows from Financing Activities:
        Net borrowings under line of credit
          agreements...............................     10,000              -                 -                 -        10,000
        Net proceeds from issuance of notes........     76,000              -                 -                 -        76,000
        Reduction of long-term debt................        (11)          (159)                -                 -          (170)
        Reduction of convertible debt..............    (72,294)             -                 -                 -       (72,294)
        Intercompany loan..........................    118,189        (87,898)          (30,291)                -             -
        Capital Contribution.......................    (30,000)        30,000                 -                 -             -
        Dividends paid.............................    (13,693)             -                 -                 -       (13,693)
        Purchase of treasury shares................   (181,470)             -                 -                 -      (181,470)
        Proceeds from excercise of stock options...      6,998              -                 -                 -         6,998
        Proceeds from dividend reinvestment plan...      1,152              -                 -                 -         1,152
--------------------------------------------------------------------------------------------------------------------------------
Net Cash Used in Financing Activities                  (85,129)       (58,057)          (30,291)                -      (173,477)
--------------------------------------------------------------------------------------------------------------------------------
Net (Decrease) Increase in Cash....................    (92,070)        (4,004)               11                 -       (96,063)
Cash and Cash Equivalents at Beginning of Year         101,085         13,161               302                 -       114,548
--------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year...........   $  9,015       $  9,157         $     313         $       -      $ 18,485
--------------------------------------------------------------------------------------------------------------------------------


QUARTERLY FINANCIAL DATA (UNAUDITED)                               The Pep Boys - Manny, Moe & Jack and Subsidiaries
(dollar amounts in thousands, except per share amounts)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Net Earnings(Loss)        Net
                                              Net Earnings           Per Share Before      Earnings
                                   Operating (Loss) Before   Net       Extraordinary        (Loss)        Cash      Market Price
Year Ended        Total    Gross     Profit  Extraordinary Earnings        Items           Per Share    Dividends     Per Share
Feb. 2, 2002    Revenues   Profit    (Loss)      Items      (Loss)    Basic   Diluted   Basic  Diluted  Per Share   High     Low
-----------------------------------------------------------------------------------------------------------------------------------

1st Quarter     $551,383  $155,537  $27,039  $  9,108      $ 9,108   $ .18   $  .18    $ .18   $  .18  $.0675     $ 7.00   $ 4.40
2nd Quarter      572,874   164,104   31,964    12,285       12,519     .24      .24      .24      .24   .0675      13.97     5.35
3rd Quarter      551,255   155,706   27,362    11,016       10,022     .21      .21      .19      .19   .0675      13.70     8.80
4th Quarter      508,203   142,049   17,085     3,691        3,686     .07      .07      .07      .07   .0675      18.48    11.88
-----------------------------------------------------------------------------------------------------------------------------------

Year Ended
Feb. 3, 2001
-----------------------------------------------------------------------------------------------------------------------------------
1st Quarter     $614,809  $159,816  $19,501  $  4,407      $6,447    $ .09   $  .09    $ .13   $  .13  $.0675     $ 7.69   $ 5.50
2nd Quarter      633,887   157,622   18,593     3,409       4,376      .07      .07      .09      .09   .0675       7.63     5.63
3rd Quarter      622,382    66,358  (82,571)  (62,271)    (63,209)   (1.22)   (1.22)   (1.24)   (1.24)  .0675       6.44     4.19
4th Quarter(1)   547,390   148,055   16,445     1,292       1,292      .03      .03      .03      .03   .0675       5.38     3.31
-----------------------------------------------------------------------------------------------------------------------------------

(1) Included 14 weeks due to the 53 week fiscal year


Under the Company's present accounting system, actual gross profit from merchandise sales can be determined only at the time of physical inventory, which is taken at the end of the fiscal year. Gross profit from merchandise sales for the first, second and third quarters is estimated by the Company based upon recent historical gross profit experience and other appropriate factors. Any variation between estimated and actual gross profit from merchandise sales for the first three quarters is reflected in the fourth quarter's results.



THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                           SCHEDULE II - VALUATION AND QUALIFYING
                                                                                             ACCOUNTS AND RESERVES

(in thousands)
----------------------------------------------------------------------------------------------------------------------------
Column A                                  Column B                   Column C                  Column D       Column E
----------------------------------------------------------------------------------------------------------------------------
                                                            Additions       Additions
                                         Balance at         Charged to      Charged to                         Balance at
                                         Beginning of       Costs and         Other                              End of
Descriptions                               Period            Expenses        Accounts         Deductions*        Period
----------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:
Year Ended February 2, 2002                 $639               $1,674        $  -              $1,588             $725
----------------------------------------------------------------------------------------------------------------------------
Year Ended February 3, 2001                 $826               $1,859        $  -              $2,046             $639
----------------------------------------------------------------------------------------------------------------------------
Year Ended January 29, 2000                 $996               $3,254        $  -              $3,424             $826
----------------------------------------------------------------------------------------------------------------------------

*Uncollectible accounts written off.